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                                                                     EXHIBIT 5.1

                            FREDRIKSON & BYRON, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077


                                  July 1, 2002




Quantech Ltd.
815 Northwest Parkway, #100
Eagan, Minnesota  55121

         RE:      Registration Statement on Form SB-2 - Exhibit 5.1

Gentlemen/Ladies:


         We have acted as counsel for Quantech Ltd. (the "Company") in connection with the Company's filing of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 55,585,897 shares of Common Stock of the Company by persons who are currently holders of Common Stock of the Company (the "Shares") or who may become such holders upon conversion of outstanding notes (the "Notes") or exercise of outstanding warrants (the "Warrants").


         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Articles of Incorporation;

         2.       The Company's Bylaws; and

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Notes, the Warrants and the Shares.

         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.


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         2.       The Shares to be sold by the selling shareholders named in the
                  Registration Statement are validly issued, fully paid and nonassessable.

         3. Upon exercise of the Warrants in accordance with the terms and conditions of the Warrants, the shares received and to be sold by the selling shareholders named in the Registration Statement will be validly issued, fully paid and nonassessable.

         4. Upon conversion of the Notes in accordance with the terms and conditions of the Notes, the shares received and to be sold by the selling shareholders named in the Registration Statement will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                     Very truly yours,

                                     FREDRIKSON & BYRON, P.A.


                                     By       /s/ Melodie R. Rose
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                                             Melodie R. Rose, Vice President